UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Source Rock, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	27-1521364
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6528 E 101 St., Suite 380, Tulsa, OK 74133
(800) 780-3550
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5440 W. Sahara #105, Las Vegas, NV 89146
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5440 W. Sahara #105, Las Vegas, NV 89146
Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$120,000.00	$0.06	$120,000.00	$8.56
Common Stock—Current Shareholder	$480,000.00	$0.06	$480,000.00	$34.22

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion dated April __, 2012

Source Rock, Inc.

10,000,000 Shares of Common Stock

$0.06 per share

Under the 419 registration Source Rock, Inc. fka LyonHeart Capital Inc. (“Source Rock” or the "Company") sold 2,000,000 shares at a price of $0.06 to 37 investors.    $120,000 remains in the escrow received from 37 Shareholders. There will be $9,000 in commissions paid to Underhill Securities for placing their name on the cover. Currently no funds have been distributed to the company from escrow. No funds were paid to officer or director. The same is true for Mr. Anderson.

All funds received in connection to this offering have been paid to Escrow and remain there.

The proceeds from the sale of the shares in this offering were payable to ClearTrust LLC for benefit of (fbo) Source Rock, Inc. All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Synovus Bank.  No funds have been released to the Company.  See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the the Company , the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Anderson will cease this offering. Under Rule 419 the acquisition must be consummated on or prior to April 21, 2012. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

(i) Within five business days after the effective date of the post-effective amendment(s), the we shall send by first class mail or other equally prompt means, to you each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) You shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to you within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of you (holders of 80% of the shares purchased) confirm your investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to you within five business days following that date.

The escrowed funds cannot be released until:

 (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

SEE RISK FACTORS PAGE 10

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (JH) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH.  The Exchange Agreement contains customary representations, warranties, and conditions.

On July 1, 2011 LyonHeart Capital, Inc. changed its name to “SOURCE ROCK, INC.” and increased the authorized capital to two hundred million (200,000,000) shares of Common Stock of the par value of ($.0001) each, and twenty five million (25,000,000) shares of Preferred Stock of the par value of ($.0001).

Source Rock, Inc. (the "Company"), was incorporated on June 3, 2010  under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.  The Company has been in the developmental stage since inception and has no operations date.  Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Eric Anderson, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition.  Mr. Anderson served as President, Secretary, Treasurer and Director. Mr. Anderson determined next to proceed with filing a Form S-1.

Mr. Anderson, the former President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Each shareholder has agreed to place his/her respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.  However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments (shareholders representing at least 80% of the shares); and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor.   Investors must notify the Company of their election on or before ________, 2012.  Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 6528 E 101 St., Suite 380, Tulsa, OK 74133.   If an investor does not notify the company of its election to remain an investor within the prescribed time frame, the company must promptly return the investor’s pro rata amount of the funds held in escrow.

Risk Relating to the Ownership of Source Rock, Inc. Common Stock

Risks Relating to Low Priced Stocks

Our Common Stock is not yet approved for trading on the OTC markets and there has been no trading activity in the stock. Accordingly, there is no history on which to estimate the future trading price range of the Common Stock.  If the Common Stock trades below $5.00 per share, trading in the Common Stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “    Exchange Act    ”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-FINRA equity security that has a market price share of less than $5.00 per share, subject to certain exceptions).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse).  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock which could severely limit the market liquidity of the Common Stock and the ability of holders of the Common Stock to sell it.

Limitation on Liability of Directors and Officers

Our Articles of Incorporation includes provisions to eliminate, to the fullest extent permitted by Nevada General Corporation Law as in effect from time to time, the personal liability of directors of Source Rock for monetary damages arising from a breach of their fiduciary duties as directors.  The Articles of Incorporation also includes provisions to the effect that we shall, to the maximum extent permitted from time to time under the law of the State of Nevada, indemnify any director or officer.  In addition, our bylaws require us to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of Source Rock for acts which such person reasonably believes are not in violation of our corporate purposes as set forth in the Articles of Incorporation.

Potential Issuance of Additional Common and Preferred Stock

We are authorized to issue up to 200,000,000 shares of Common Stock.  To the extent of such authorization, the board of directors of Source Rock will have the ability, without seeking stockholder approval, to issue additional shares of Common Stock in the future for such consideration as the board of directors may consider sufficient.  The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby.  We are also authorized to issue up to 25,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the board of directors.  To the extent of such authorization, such designations may be made without stockholder approval.  The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the currently outstanding Common Stock.  In addition, the ability to issue any future class or series of preferred stock could impede a non-negotiated change in control and thereby prevent stockholders from obtaining a premium for their Common Stock.

Currently Not Approved for Trading on the DTC System

The Depository Trust and Clearing Corporation, through its subsidiary DTC, provides electronic clearing, transfer, settlement and information services for Pink Sheet and over-the-counter stocks.  As of this date, we have not been approved for electronic trading using the DTC system.  We will make application for electronic trading as soon as possible.

No Assurance of a Liquid Public Market for Securities

Although our shares of Common Stock are currently eligible for quotation on the OTC Bulletin Board and the Pink Sheets, there has been no significant market in such stock.  There has been no long term established public trading market for the Common Stock hereto, and there can be no assurance that a regular and established market will be developed and maintained for the securities in the future.  There can also be no assurance as to the depth or liquidity of any market for the Common Stock or the prices at which holders may be able to sell the shares.

Volatility of Stock Prices

In the event that a public market for our Common Stock is created, market prices for the Common Stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Source Rock and other factors such as investor perceptions of Source Rock, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to Source Rock’s activities, future financial condition and management.

The market price of our common stock is likely to be, highly volatile and subject to wide fluctuations

The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

•

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•

announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•

our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•

fluctuations in revenue from our oil and gas business as new reserves come to market;

•

changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•

changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•

quarterly variations in our revenues and operating expenses;

•

changes in the valuation of similarly situated companies, both in our industry and in other industries;

•

changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•

changes in the accounting methods used in or otherwise affecting our industry;

•

additions and departures of key personnel;

•

announcements of technological innovations or new products available to the oil and gas industry;

•

announcements by relevant governments pertaining to incentives for alternative energy development programs;

•

fluctuations in interest rates and the availability of capital in the capital markets; and

•

significant sales of our common stock, including sales by selling stockholders following the registration of shares under a prospectus.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to decline.

If the acquisition of JH is completed, our operating results will likely vary in the future primarily as the result of fluctuations in of our production, assuming commercial oil and gas is discovered on the Studebaker property. Our revenues and operating expenses, expenses that we incur regarding investments in participation of drilling programs with other partners, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Stockholders will experience dilution upon the exercise of options, if granted.

Our Board of Directors may adopt an equity incentive plan, pursuant to which we may issue shares of our common stock either upon exercise of stock options granted under such plan or through restricted stock awards under such plan.  If the holders of outstanding options exercise those options or our Compensation Committee determines to grant restricted stock awards under our incentive plan, stockholders may experience dilution in the net tangible book value of our common stock.  Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock and warrants.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	$120,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$120,000	100.00%

Use of proceeds
Commissions	$9,000	7.50%
Legal and Accounting fees	30,000	25.00%
Well equipment for No. 1-6	25,000	20.83%
Drill New Well	30,000	25.00%
Reserve for working capital (1)	26,000	21.67%
Total Use of Proceeds	$120,000	100.00%

Notes :

(1) The category of General Working Capital may include, but not be limited to—effecting a business combination including but not limited to- printing costs, postage, communication services, overnight delivery charges, additional professional fees, engineering fees, oil & gas leasing consulting fees, and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.    The Company sold 2,000,000 shares at a price of $0.06 per share to 37 shareholders in the offering.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $106,000 or $0.0106 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0494 per share while our present stockholders will receive an increase of $0.0106 per share in the net tangible book value of the shares they hold. This will result in a 82.3% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

Maximum
Offering

Offering Price Per Share	$0.06

Book Value Per Share Before the Offering	$0.000

Book Value Per Share After the Offering	$0.0106

Net Increase to Original Shareholder	$0.0106

Decrease in Investment to New Shareholders	$0.0494

Dilution to New Shareholders (%)	82.3%

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ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by thirty seven shareholders including shares and shareholders as a result of this registration which remain subject to reconfirmation. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.    The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

New issue offering refers to the shares offered for sale by the company. Investors included, but were not limited to, family, friends and acquaintances of Eric Anderson. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities were transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Eric Anderson did not receive commissions for any sales originated on our behalf. We believe that Eric Anderson was exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Eric Anderson, he:

1.

was not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.

was not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

was not an associated person of a broker or dealer; and

4.

Met the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Eric Anderson our previous sole officer or director was deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Anderson will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Clear Trust LLC fbo Source Rock, Inc.  ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Synovus Bank until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to Source Rock, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate.. The fee of the Escrow Agent is $1,500.00.  Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Source Rock, Inc. is authorized to issue 200,000,000 shares of common stock, $0.0001 par value. The company has issued 10,000,000 shares of common stock to date with 2,000,000 shares currently held in escrow under Rule 419 held by thirty seven (37) shareholders of record.

The holders of Source Rock, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company filed on October 26, 2011 a definitive Schedule 14C Information Statement regarding, in part, the authorization of classes of preferred stock which it may utilize, in part, for the retirement of debt and payment for services in the event that the acquisitions described herein are completed.

PREEMPTIVE RIGHTS

No holder of any shares of Source Rock, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Source Rock, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Source Rock, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Source Rock, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

LyonHeart Capital, Inc. was incorporated on June 3, 2010.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities and further describes such businesses herein.

The Company had obtained audited financial statements of the target entities and this reconfirmation offering must be completed prior to the consummation of the merger/acquisition.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q’s have to be filed quarterly, 10K’s annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

It may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

 COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company.  In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

RESULTS OF OPERATIONS

The Company has achieved no revenue and profits to date, and the Company anticipates that it will continue to incur net losses for the foreseeable future. The Company incurred a net loss of approximately $5,820 for the year ended December 31, 2011, compared with a net loss of $17,025 for the year ended December 31, 2010.

 LIQUIDITY AND CAPITAL RESOURCES

Since its inception the Company has had limited operating capital, and has relied heavily on equity financing.

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Sam Kan & Company CPA, 1151 Harbor Bay Pkwy, Ste. 101, Alameda, CA  94502.

Board Committees

Source Rock, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1).   Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Eric Anderson	2011	-	-	-	-	-	-	-
Officer and Director	2010	-	-	-	-	-	-	-

Mark Mroczkowski CEO, Dir.	2011	-	-	-	-	-	-	-

Michael O’Derrick Chairman	2011	-	-	-	-	-	-	-

Tim Elias COO	2011	-	-	-	-	-	-	-

Ron Davis Dir	2011	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our directors are not entitled to receive compensation for services rendered to Source Rock, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Source Rock, Inc.’s incorporation on June 3, 2010, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Source Rock, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group as of the date of this prospectus.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.  This table does not include the result of any share sales as a result of the registrants 419 offering as such shares and payment therefore are still held in escrow pending the completion of this reconfirmation offering.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Eric Anderson, Former President, Secretary, Treasurer and Director	8,000,000	100.00%	0.00%
	Mark Mroczkowski, Pres., Secretary, Treas., Dir.	0	0	0
	Michael O’Derrick, Dir.	0	0	0
	Tim Elias, COO	0	0	0
	Ronald Davis, Dir.	0	0	0

	All Directors and Officers as a group (5 persons)	8,000,000	100.00%	0.00%

Footnotes

(1)  The address of each executive officer one director is c/o Source Rock, Inc., 6528 E. 101 St. Suite 380, Tulsa, OK 74133.

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). This table does not include the result of any share sales as a result of the registrants 419 offering as such shares and payment therefore are still held in escrow pending the completion of this reconfirmation offering.

(3)  Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about June 3, 2010, Eric Anderson, our officer and director, paid for expenses involved with the incorporation of Source Rock, Inc. with personal funds in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Eric Anderson was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, Source Rock will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, Source Rock will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Source Rock files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Source Rock’s SEC filings will also be available on the SEC's Internet site.  The address of that site is: http://www.sec.gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Source Rock, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Source Rock of expenses incurred or paid by a director, officer or controlling person of Source Rock in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Source Rock will, unless in the opinion of Source Rock legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SOURCE ROCK, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from June 3, 2010 to December 31, 2011

SOURCE ROCK, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from June 3, 2010 to December 31, 2011

Page(s)
Report of independent registered public accounting firm	F-3

Balance sheets as of December 31, 2011 and 2010	F-4

Statements of operations for the year ended December 31, 2011, the period ended December 31, 2010, and the period from inception on June 3, 2010 to December 31, 2011	F-5

Statement of changes in stockholders' equity (deficit) for the period from inception on June 3, 2010 to December 31, 2011	F-6

Statements of cash flows for the year ended December 31, 2011, the period ended December 31, 2010, and the period from inception on June 3, 2010 to December 31, 2011	F-7

Notes to the financial statements	F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Source Rock, Inc. and Subsidiary

We have audited the accompanying balance sheets of Source Rock, Inc. (hereinafter the “Company”), as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2011, the period from inception on June 3, 2010 to December 31, 2010, and the period from inception on June 3, 2010, to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2011 and 2010, and the results of its operations and cash flows for the years then ended are in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 and 2010, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 from the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 2 from the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company

February 29, 2012

Alameda, California

SOURCE ROCK, INC.
(A Development Stage Company)
BALANCE SHEET

	December 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$-	$3,475
Total current assets	-	3,475

Other Assets
Equity proceeds held in escrow	120,000	-
Total assets	$120,000	$3,475

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$4,845	$2,500
Total current liabilities	4,845	2,500

Long-term liabilities
Mandatorily redeemable financial instruments	120,000	-
Total liabilities	124,845	2,500

Stockholders' (deficit) equity
Preferred stock, $.0001 par value; 25,000,000 shares authorized, 0 share issued and outstanding as of December 31, 2011 and December 31, 2010	-	-
Common stock, $.0001 par value; 200,000,000 shares authorized, (prior to July 1, 2011, $.001 par value; 75,000,000 shares authorized) 8,000,000 shares issued and outstanding as of December 31, 2011 and December 31, 2010	800	8,000
Additional paid-in capital	17,200	10,000
Accumulated deficit	(22,845)	(17,025)
Total stockholders' (deficit) equity	(4,845)	975

Total liabilities and stockholders' (deficit) equity	$120,000	$3,475

See accompanying notes to financial statements

SOURCE ROCK, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	Year Ended December 31, 2011	Period Ended December 31, 2010	From Inception on June 3, 2010 Through December 31, 2011

Revenues	$-	$-	$-

Operating Expenses
General and administrative	5,820	17,025	22,845
Total operating expenses	5,820	17,025	22,845

Net loss	$(5,820)	$(17,025)	$(22,845)

Net loss per share of common stock:
Basic	$(0.00)	$(0.00)

Weighted average number of shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements

SOURCE ROCK, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Cumulative from June 3, 2010 (Inception) to December 31, 2011

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, June 3, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	8,000,000	8,000	10,000	-	18,000
Net loss, period ended December 31, 2010	-	-	-	(17,025)	(17,025)
Balance, December 31, 2010	8,000,000	8,000	10,000	(17,025)	975
Change in par value from $0.001 to $0.0001		(7,200)	7,200		-
Net loss, year ended December 31, 2011	-	-	-	(5,820)	(5,820)
Balance, December 31, 2011	8,000,000	$800	$17,200	$(22,845)	$(4,845)

See accompanying notes to financial statements.

SOURCE ROCK, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	Year Ended December 31, 2011	Period Ended December 31, 2010	From Inception on June 3, 2010 Through December 31, 2011
Cash flows from operating activities
Net Income	$(5,820)	$(17,025)	$(22,845)
Changes in operating assets and liabilities:
Accounts payable	2,345	2,500	4,845
Net cash used by operating activities	(3,475)	(14,525)	(18,000)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from issuance of common stock	-	18,000	18,000
Equity proceeds held in escrow	120,000	-	-
Mandatorily redeemable financial instruments	(120,000)	-	-
Net cash provided by financing activities	-	18,000	18,000

Net change in cash and cash equivalent	(3,475)	3,475	-

Cash and cash equivalent at the beginning of year	3,475	-	-

Cash and cash equivalent at the end of year	$-	$3,475	$-

Supplemental disclosures of cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to financial statements

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Source Rock, Inc. f.k.a. LyonHeart Capital, Inc. (A Development Stage Company, hereinafter the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Nevada on June 3, 2010. The Company is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. The Company does not carry any fixed asset as of December 31, 2011 and 2010.

Accounts Payable

The Company has accounts payable in the amount of $4,845 and $2,500 as of December 31, 2011 and 2010, respectively.

Revenue Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Research and Development

All research and development costs are expensed as incurred, if any.

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments , requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to equipments acquired through the issuance of preferred stock. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

Various inputs are considered when determining the value of the Company’s investments and long-term debt, if any. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

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Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

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Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

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Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipments were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company does not have financial assets in equipments carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis on December 31, 2011 and 2010.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2011, the Company does not have any assets in cash and equipments. As of December 31, 2010, the Company has assets in cash and the management believes that they are being presented at their fair market value.

Capital Stock

The Company has authorized Two Hundred Million (200,000,000) shares of common stock with a par value of $0.0001. Prior to July 1, 2011, the par value was $0.001 and 75 million (75,000,000) shares were authorized. There are 8,000,000 shares of common stock issued and outstanding as of December 31, 2011 and 2010. The Company has authorized Twenty Five Million (25,000,000) shares of preferred stock with a par value of $0.0001. Currently no shares of preferred stock have been issued.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

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Warrants,

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Employee stock options, and

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Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share , requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the year ended December 31, 2011 and for the period ended December 31, 2010.

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “ Equity ” and FASB ASC Topic 718, “ Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of December 31, 2011, no such compensations were being recorded.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “ Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE 4 – CAPITAL STOCK

On or about June 4, 2010, Eric Anderson, the Company’s officer and director, received 8 million shares in Common Stock ($.001 par) by paying $18,000 in cash proceed. The cash proceed was used to cover $17,025 in professional fees and general expenses for the incorporation of the Company. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

On July 1, 2011, the Company’s board of directors enacted a resolution to increase the authorized capital to 200 million shares in Common Stock at a par value of $.0001 per share, and 25 million shares in Preferred Stock at a par value of $.0001 per share.

NOTE 5 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net losses per share of common stock for the year ended December 31, 2011 and for the period ended December 31, 2010 is computed by dividing net losses by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 8,000,000 as of December 31, 2011 and 2010. Net losses applicable to common shareholders are $5,820 and $17,025 respectively. The resulting EPS are close to $0.00 for both periods.

SOURCE ROCK, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to the Consolidated Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

NOTE 6 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings from June 3, 2010 (inception) to December 31, 2011.

NOTE 7 – SIGNIFICANT EVENTS

JH Acquisitions Eight, Inc. Acquisition

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (“JH”) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH. The Exchange Agreement contains customary representations, warranties, and conditions.

JH Acquisitions, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States (“U.S.”). JH Acquisitions, Inc.’s principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties with an emphasis on unconventional natural gas reserves, such as coal bed methane (“CBM”) resource plays. JH Acquisitions, Inc. is currently pursuing natural gas exploration in CBM in Southeast Kansas.

JH Acquisitions, Inc. was incorporated in Oklahoma on December 29, 2010 and acquired its only property on June 30, 2011.

JH was acquired for it oil and gas properties valued at $120,000 and its results of operation are included for the period from December 29, 2010 (date of inception) through December 31, 2011. Included in operations is an impairment charge of $20,000 against the acquired assets resulting from a decrease in natural gas prices and the effect on the present value of estimated future cash flows from the asset.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from June 3, 2010 to December 31, 2011.

INFORMATION WITH REGARD TO THE ACQUISITION CANDIDATE

Business of Acquisition Candidate

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (“JH”) to exchange 8,000,000 shares of Source Rock in exchange for thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH.  The Exchange Agreement contains customary representations, warranties, and conditions.

JH is a technology driven oil and gas development company.  We are an experienced management team that is focused on:

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acquiring producing oil and gas properties that can be improved or further developed using modern technology and expert management.

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using its technical expertise to develop a horizontal drilling program along with an existing  low-risk coal bed methane and black shale gas fields and conventional Mississippian fractured oil and gas formations.

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balancing its acquisition and development portfolio with limited exploration projects using technology and expertise to limit risk and to preserve upside potential.

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teaming with established industry partners in order to share risk, leverage their technological and financial resources and expertise.

The Company has three principal objectives. The first is to acquire producing oil and gas properties that have the potential for field extension, deeper pool reserves, unrecognized or under-exploited plays or horizontal potential opportunities for operational improvements.   We will seek opportunities to profit by acquiring fields that no longer fit into the business plans of larger oil companies due to market conditions or management changes or large company economics. Such properties may no longer be attractive to very large companies, but remain very attractive and profitable to smaller developers such as JH.

We expect newly developed technologies to play a major role in the Company’s pursuit of this mission. Within the past few years, digital methods of collecting and evaluating data from producing wells have improved tremendously. Digital management of vast numbers of measurements produces a more accurate description of the hydrocarbon reservoir and its behavior in the subsurface. This in turn leads to better oil and gas field management and improved recovery. Advances in formation stimulation to improve production rates and ultimate recovery of hydrocarbons have been made and are being applied with great success in a variety of reservoirs. Computer modeling can accurately predict how a given reservoir will respond to various potential treatments, thus avoiding expensive experimentation and allowing the selection of the most productive, cost-effective well stimulation. New understanding of the geology of reservoir rocks can lead to improved ways of mapping old data. This is especially effective when combined with digital manipulation of large quantities of data and can lead to successful infill drilling programs, or to the discovery of producing field extensions that escaped earlier detection.  Seismic data can also be critical to enhanced exploitation of an existing reservoir. Improved reprocessing of seismic data has made old data more useful for oil field management. JH did not apply the technology described above to its property because it is a known productive field.

Advances in horizontal drilling techniques have created new opportunities in existing oil and gas fields without the exploratory risk, particularly in shale gas, coal bed and Mississippi fractured formations. JH will compete against and partner with similar sized companies to find and acquire properties for which these new opportunities exist, but larger Companies will seek much larger economies of scale.

We have significant deal flow as a result of years of field experience.

JH is focused on aggregating small-scale established oil and gas reserves and in doing so we are:

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committed to a balanced program of oil and gas production.

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focused on acquiring and developing established US onshore Mississipian fractured formations of oil and gas within the Mid-Continent area that is located on the Anadarko Shelf in Northern Oklahoma and Southern Kansas. The formation’s geology is well understood as a result of the thousands of vertical wells drilled and produced there since the 1940s. Beginning in 2007, the application of horizontal cased-hole drilling and multi-stage hydraulic fracturing treatments have demonstrated the potential for extracting significant additional quantities of oil and natural gas from the formation.

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focused on acquiring and developing established US onshore shale gas reserves and shale oil in the best areas across the Barnett, Eagle Ford, Woodford, Marcellus and other shale reservoirs.

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interested in negotiated, exclusive deals with independent operators facing drilling commitments who are needing development capital.

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planning to operate the properties and determine the drilling program and be in control of the capital allocation.

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building reserves and acreage, provided the properties meet quality, risk-reward and target return criteria wherein risk is limited to developmental risks (not exploratory risk) that is commensurate with the potential yield indicated by engineering .

The Source Rock management team is trained, experienced, and focused in the areas of expertise critical to the successful execution of this business plan.  Team experience includes geology, geophysics, engineering, accounting, finance, investment banking and energy sector management.  The team members have many years of cumulative work history, and have worked together extensively, with many successes to their credit.

The Source Rock management team is acutely aware of the many risk factors, government regulations, and price and market conditions that affect our industry.  We have successfully dealt with these issues throughout our respective careers.

RISK FACTORS RELATED TO ACQUISITION CANDIDATE

Any investment in our securities is highly speculative.  The Company's business and ownership of shares of our common stock are subject to numerous risks.  You should not purchase our shares if you cannot afford to lose your entire investment. You should consider the following risks before acquiring any of our shares.

Risks Associated with Our Business

We are a start-up company.

We are organized to engage in a new business that has generated no revenue since its inception.  We expect to incur significant operating losses for the foreseeable future, and there can be no assurance that we will be able to generate revenues or that any revenues generated will be sufficient for us to become profitable or thereafter maintain profitability.

We have never been, and may never be, profitable.

For the year ended December 31, 2011, we incurred a net loss of $27,000. From the date of inception, we have incurred a net loss of $27,000. There can be no assurance that we will ever be profitable.

We need additional capital ..

We need additional financing to continue operations. The amount required depends upon our business operations, and the capital needs of our acquisition of the certain oil and gas leasehold interests. We may be unable to secure this additional required financing on a timely basis, under terms acceptable to us, or at all. To obtain additional financing, we will likely sell additional equity securities, which will further dilute shareholders' ownership in us. Ultimately, if we do not raise the required capital, we may need to cease operations.

We are dependent upon our key personnel.

We are highly dependent upon the services of Michael O’Derrick, our Chairman, Mark Mroczkowski, our President and Chief Executive Officer and Tim Elias our Chief Operating Officer. If they terminated their services with us, our business would suffer.

Our management controls us.

Our current officers and directors own approximately 95% of our outstanding stock and are able to affect the election of the members of our Board of Directors and make corporate decisions. This voting concentration may also have the effect of delaying or preventing a change in our management or control or otherwise discourage potential acquirers from attempting to gain control of us. If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition.

Our governing documents and Nevada law may discourage the potential acquisitions of our business. Our Board of Directors may issue additional shares of capital stock and establish their rights, preferences and classes, in most cases without stockholder approval. In addition, we may become subject to anti-takeover provisions found in Section 89.378-78.379 of the Nevada Business Corporation Act which may deter changes in control of our management which have not been approved by our Board of Directors.

The global financial crisis may significantly impact our business and financial condition for the foreseeable future.

The continued credit crisis and related turmoil in the global financial system may adversely impact our business and our financial condition, and we may face challenges if conditions in the financial markets do not improve.  Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have an impact on our flexibility to react to changing economic and business conditions.

We may be unable to obtain additional capital or generate production income that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the potential of production revenues generated from the Studebaker Lease located in Southeast Kansas, of which there is no assurance, may not be sufficient to fund both our continuing operations and our planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of development and to further expand our exploration and development programs to additional properties.  We may be unable to obtain additional capital required and if we are able to secure additional capital, it may not be pursuant to terms deemed to be favorable to Source Rock and its shareholders.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) may require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, production revenue from the Studebaker property, currently our only oil and natural gas property and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management.  Further, if oil and/or natural gas prices on the commodities markets decline, our revenues from the anticipated royalties will decrease and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, which may adversely impact our financial condition.

We have no previous operating history in the oil and gas industry, which may raise substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history.  Our business operations must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a business in the oil and natural gas industries.  JH has not generated any revenues to date and there are no producing CBM wells on the Studebaker property.  JH has been primarily focused on fund raising activities for the express purpose of acquiring certain mineral rights and producing properties.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful in the long-term. Our future operating results will depend on many factors, including:

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our ability to raise adequate working capital;

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success of the development and exploration program conducted by us on our property;

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demand for natural gas and oil;

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the level of our competition;

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our ability to attract and maintain key management and employees; and

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Our ability to acquire additional oil & gas properties.

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our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations in the future, we are primarily dependent upon to acquire and develop suitable oil & gas properties. Despite our best efforts, we may not be successful in our exploration or development efforts or obtain required regulatory approvals on properties that we acquire.  There is a possibility that some, or all, of the wells to be drilled on our property or properties that we intend to acquire may never produce natural gas or oil.

Our lack of diversification will increase the risk of an investment in Source Rock, and our financial condition and results of operations may deteriorate if we fail to diversify ..

Our new business focus initially is on the oil and gas industry on the Studebaker property, a single property located in Southeast Kansas.  Larger companies have the ability to manage their risk by diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we cannot diversify or expand our operations, our financial condition and results of operations could deteriorate.

No current production from the Coal Bed Methane (“CBM”) Formation on the Studebaker property.

The Studebaker property currently has one commercial well that is drilled but not yet completed in the Coal Beds and one location that has not yet been drilled

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to participate in drilling opportunities, and to identify and enter into commercial arrangements with other third party companies will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  These realities are subject to change and may impair our ability to grow.

To continue to develop our business, we will endeavor to use the business relationships of our the new management to identify, screen, and enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other operating oil and gas exploration companies.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  Even if we are able to engage in joint venture and enter into strategic investment relationships with existing operators, they may not be pursuant to terms and conditions that are favorable to us.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market any future production may impair our business.

The oil and gas industry is highly competitive.  Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate.  This competition is increasingly intense as prices of oil and natural gas on the commodities markets have increased in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business based primarily on anticipated future acquisition and development of oil & gas properties, which there is no assurance of achieving.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise, and manage new employees.  We cannot assure that we will be able to:

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meet our capital needs;

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expand our systems effectively or efficiently or in a timely manner;

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allocate our human resources optimally;

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identify and hire qualified employees or retain valued employees; or

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incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Risks Related To Oil and Gas Industry

Oil and natural gas prices are very volatile.  A protracted period of natural gas prices below the prices in effect at December 31, 2011 may adversely affect our business, financial condition, results of operations or cash flows.

The oil and gas markets are very volatile, and we cannot predict future oil and natural gas prices.  The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth.  The prices we receive for our production and the levels of our production depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

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changes in global supply and demand for oil and gas;

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the actions of the Organization of Petroleum Exporting Countries;

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the price and quantity of imports of foreign oil and gas;

•

political and economic conditions, including embargoes, in oil-producing countries or affecting other oil-producing activity;

•

the level of global oil and gas exploration and production activity;

•

the level of global oil and gas inventories;

•

weather conditions;

•

technological advances affecting energy consumption;

•

domestic and foreign governmental regulations;

•

proximity and capacity of oil and gas pipelines and other transportation facilities;

•

the price and availability of competitors’ supplies of oil and gas in captive market areas; and

•

the price and availability of alternative fuels.

Furthermore, the recent worldwide financial and credit crisis has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets has lead to a worldwide economic recession.  The slowdown in economic activity caused by such recession has reduced worldwide demand for energy and resulted in lower oil and natural gas prices.

Lower natural gas prices will decrease our revenues, but also may reduce the amount of natural gas that the Studebaker property can produce economically and therefore potentially lower our anticipated production income. A substantial or extended decline in oil or natural gas prices may result in impairments of our proved oil and gas property, if it reaches production, of which there is no assurance and may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.  To the extent commodity prices received from production are insufficient to fund planned capital expenditures, we will be required to reduce spending or borrow any such shortfall.  Lower oil and natural gas prices may also reduce Source Rock’s ability to establish a borrowing base under a credit agreement, which is determined at the discretion of the lenders based on the collateral value of any proved reserves.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Initially, our future success will depend on the success of our development, exploitation, production, and exploration activities conducted by us on the Studebaker property.  Oil and natural gas exploration and production activities are subject to numerous risks beyond our control; including the risk that drilling will not result in commercially viable oil or natural gas production.  Our decisions to participate in drilling projects, purchase mineral rights, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.  The cost of drilling, completing, and operating wells is often uncertain before drilling commences.  Overruns in budgeted expenditures are common risks that can make a particular project uneconomical.  Further, many factors may curtail, delay or cancel drilling, including the following:

•

delays imposed by or resulting from compliance with regulatory requirements;

•

pressure or irregularities in geological formations;

•

shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and CO2;

•

equipment failures or accidents; and

•

adverse weather conditions, such as freezing temperatures, hurricanes and storms.

Exploration for oil and gas is risky and may not be commercially successful, and we cannot eliminate exploration risk, which could impair our ability to generate revenues from our production income.

Our future success will depend on the success of drilling conducted by us on our Studebaker property and other properties that we intend to acquire.  Oil and gas exploration involves a high degree of risk.  These risks are more acute in the early stages of exploration.  Our ability to produce revenue and our resulting financial performance are significantly affected by the prices we receive for oil and natural gas produced from wells on our acreage, if any. Especially in recent years, the prices at which oil and natural gas trade in the open market have experienced significant volatility, and will likely continue to fluctuate in the foreseeable future due to a variety of influences including, but not limited to, the following:

•

domestic and foreign demand for oil and natural gas by both refineries and end users;

•

the introduction of alternative forms of fuel to replace or compete with oil and natural gas;

•

domestic and foreign reserves and supply of oil and natural gas;

•

competitive measures implemented by our competitors and domestic and foreign governmental bodies;

•

political climates in nations that traditionally produce and export significant quantities of oil and natural gas (including military and other conflicts in the Middle East and surrounding geographic region) and regulations and tariffs imposed by exporting and importing nations;

•

weather conditions; and

•

domestic and foreign economic volatility and stability.

Expenditures on exploration on our acreage may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing exploratory horizontal drilling programs on our acreage due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, three-dimensional (3-D) seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators.  They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible.  In addition, the use of three-dimensional (3-D) seismic data becomes less reliable when used at increasing depths.  We could incur losses as a result of expenditures on unsuccessful wells on our acreage.  If exploration costs exceed estimates, or if exploration efforts do not produce results which meet expectations of our operator, exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from operations on our acreage.

In the past, the Company funded Acquisitions of oil and gas properties by the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

We may not be able to develop oil and gas reserves on an economically viable basis on our acreage.

If we succeed in discovering oil and/or natural gas reserves, we cannot be assured that these reserves will be capable of long-term sustainable production levels or in sufficient quantities to be commercially viable.  On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves on our acreage and acreage to be acquired.  Our future revenue will depend not only on our ability to develop our acreage, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas if we can develop a prospect and to effectively distribute any production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from holes that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  Completion of a well does not assure a profit on the investment or recovery of drilling, completion, and operating costs.  In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells.  These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions.  While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case.  Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires, and spills, among others.  The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results.  We may become subject to liability for pollution, blow-outs, or other hazards.  We intend to evaluate the possible need and ability to obtain insurance with respect to these hazards; however, such insurance might be unavailable, too costly of difficult to secure, or have limitations on liability that may not be sufficient to cover the full extent of such liabilities.  The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets.  Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable.  Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations.  Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations.  The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs.  The discharge of oil, natural gas, or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge.

The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our proposed exploration and drilling operations on the Studebaker property will require licenses, permits, bonds, and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain, or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operations.

We will rely on technology to conduct its business and its technology could become ineffective or obsolete.

We will rely on exploration technology, including geographic and seismic analysis techniques and economic models, to develop reserve estimates and to guide exploration, development and production activities on our acreage.  We will be required to continually enhance and update its technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial, and may be higher than the costs anticipate by us for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, the technology utilized by us may not be the most efficient means of reaching their objectives, in which case we may incur lower production income.

Risks Related To Our Industry

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.

In the event commercial wells are drilled on our property, of which there is no assurance, we will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers, outside consultants and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities by the Lessee of our property may be limited. To the extent that our Lessee conducts activities on our property which may be considered in a remote area, needed facilities may not be proximate to our operations, which will increase expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to our Lessees and may delay exploration and development activities on our property. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our Lessee’s activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.

In order to sell the oil and natural gas that our Lessees may be able to produce, they will have to make arrangements for storage and distribution to the market. They will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the immediate area of our leases.  This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our Lessees’ ability to explore and develop our property and to store and transport oil and natural gas production and may increase expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas where our property is located.  Labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to generate royalty income, if commercial wells are drilled and completed on our property, of which there is no assurance.

Increases in our operating expenses will impact our operating results and financial condition ..

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that may be produce on our property. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the exploration for and development of oil and gas properties may result in them becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards.  Although we expect to obtain general business insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities.  In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our Lessees’ ability to conduct our exploration, development and production activities may be impaired.

Government regulation could hamper our operations.

The oil & gas industry is subject to numerous Federal state and local laws and regulations governing leasing permitting, water disposal and management, environmental protection, safety, plugging and abandonment and more.  The industry is regulated by various state commissions or similar bodies and various federal agencies including the EPA, BLM, OSHA, SEC, IRS and DOE.

Acquisition Candidate’s Management Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis of financial condition and results of operation contains forward-looking statements, the accuracy of which involves risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “estimates,” “projects,” and similar expressions to identify forward-looking statements. This management’s discussion and analysis also contains forward-looking statements attributed to certain third-parties relating to their estimates regarding the growth of the Internet, Internet advertising, and online commerce markets and spending. Readers should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors”.

Overview

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (“JH”) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH.  The Exchange Agreement contains customary representations, warranties, and conditions.

General

We are an independent energy company primarily engaged in the acquisition, exploitation, development and production of oil and gas in the United States. We intend to grow through the acquisition and subsequent development and exploitation of producing properties, principally through the redevelopment of old fields utilizing new technologies such as modern log analysis and reservoir modeling techniques as well as 3-D seismic surveys and horizontal drilling. As a result of these activities, we believe that we have a number of development opportunities on our properties. In addition, we intend to expand upon our development activities with complementary exploration projects in our core areas of operation. Success in our development and exploration activities is critical in the maintenance and growth of our future production levels and associated reserves.

There can be no assurance that operating income and net earnings will be achieved in future periods. Our financial results depend upon many factors which significantly affect our results of operations including the following:

•

commodity prices;

•

the level of total sales volumes of oil and gas;

•

the availability of, and our ability to raise additional capital resources and provide liquidity to meet cash flow needs;

•

the level of and interest rates on borrowings; and

•

the level and success of exploration and development activity.

Commodity Prices ..

The results of our operations are highly dependent upon the prices received for our oil and gas production. The prices we receive for our production are dependent upon spot market prices and price differentials.  We expect that substantially all of our sales of oil and gas will be made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received for our oil and gas production are dependent upon numerous factors beyond our control. Significant declines in prices for oil and gas could have a material adverse effect on our financial condition, results of operations, cash flows and quantities of reserves recoverable on an economic basis.

Recently, the prices of oil and gas have been volatile.  During the first half of 2008, prices for oil and gas were sustained at record or near-record levels, however, during the second half of 2008, and first half of 2009, there was a significant drop in prices. Prices began to improve during the second half of 2009. During 2011 and 2010, the price of oil increased significantly from the levels experienced in 2009. The New York Mercantile (NYMEX) price for West Texas Intermediate crude oil (WTI) averaged $79.51 per barrel in 2010, increasing again in 2011 to $94.88 as compared to $61.82 per barrel in 2009. During 2010, the average price of gas increased slightly from an average NYMEX Henry Hub spot price of $3.94 per MMbtu in 2009 to $4.38 per MMbtu in 2010 and declining again to $3.95 in 2011. Prices closed on December 31, 2011 at $101.29 per Bbl of oil and $3.14 per MMbtu of gas.  If commodity prices decline, our revenue and cash flow from operations will also likely decline.  In addition, lower commodity prices could also reduce the amount of oil and gas that we can produce economically.  If gas prices remain depressed or oil prices decline significantly, our revenues, profitability and cash flow from operations may decrease which could cause us to alter our business plans, including reducing our drilling activities.

The realized prices that we expect to receive for our production will differ from NYMEX futures and spot market prices, principally due to:

•

basis differentials which are dependent on actual delivery location;

•

adjustments for BTU content; and

•

gathering, processing and transportation costs.

Production Volumes.

Our proved reserves will decline as oil and gas is produced, unless we find, acquire or develop additional properties containing proved reserves or conduct successful exploration and development activities.   Based on the reserve information set forth in our reserve estimates as of December 31, 2011, our average annual estimated decline rate for net proved developed non-producing reserves is 09% during the first five years, 8% in the next five years, and approximately 7% thereafter.  These rates of decline are estimates and actual production declines could be materially higher.  While we have had some success in finding, acquiring and developing additional reserves, we have not always been able to fully replace the production volumes lost from natural field declines and property sales. Our ability to acquire or find additional reserves in the future will be dependent, in part, upon the amount of available funds for acquisition, exploration and development projects.

We had capital expenditures during 2011 of $20,000. We plan to expand our capital expenditure budget for 2012 to $15 million, as we begin to execute our business plan.  All of the  of the expanded 2012 budget will be spent on oil and gas wells in the CBM and shallow oil plays in Southeast Kansas region of the United States  The 2012 capital expenditure budget is subject to change depending upon a number of factors, including the availability and costs of drilling and service equipment and crews, economic and industry conditions at the time of drilling, prevailing and anticipated prices for oil and gas, the availability of sufficient capital resources, the results of our exploitation efforts, and our ability to obtain permits for drilling locations.

The following table presents historical net production volumes for the years ended December 31, 2011 and 2010:

	2011	2010
Total production (MBoe)	-0-	-0-
Average daily production (Boepd)	-0-	-0-

Availability of Capital.

As described more fully under “Liquidity and Capital Resources” below, our sources of capital will be cash flow from operating activities, borrowings under our credit facility, cash on hand after the merger with Source Rock, Inc., proceeds from the possible sale of properties, and if an appropriate opportunity presents itself, the sale of debt or equity securities, although we may not be able to complete any financing on terms acceptable to us, if at all.  As of December 31, 2011, we had no credit facility, but we are working to obtain one.

Exploration and Development Activity.

We believe that our plan to acquire a high quality asset base, our ability to maintain a high degree of operational control and inventory of drilling projects position us for future growth. At December 31, 2011, we operated properties accounting for approximately 100% of our PV-10, giving us substantial control over the timing and incurrence of operating and capital expenditures. Our future oil and gas production, and therefore our success, is highly dependent upon our ability to find, acquire and develop additional reserves that are profitable to produce. The rate of production from our oil and gas properties and our proved reserves will decline as our reserves are produced unless we acquire additional properties containing proved reserves, conduct successful development and exploration activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves. We cannot assure you that our exploration and development activities will result in increases in our proved reserves. If our proved reserves decline in the future, our production may also decline and, consequently, our cash flow from operations and the amount that we are able to borrow under a potential future credit facility will also decline. In addition, approximately 50% of our estimated proved reserves at December 31, 2011 were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. We may be unable to acquire or develop additional reserves, in which case our results of operations and financial condition could be adversely affected.

Organization of Information

Management’s discussion and analysis provides a narrative on our financial performance and condition that should be read in conjunction with our consolidated financial statements and the accompanying notes included elsewhere in this report. It includes the following sections:

•

Use of estimates and critical accounting policies

•

Results of operations

•

Liquidity and capital resources

•

Contractual obligations

Operating results are not necessarily indicative of results that may occur in future periods.

Use of Estimates and Critical Accounting Policies

The preparation of our consolidated financial statements in accordance with United States generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and interest income in our consolidated financial statements and accompanying notes. We evaluate our estimates on an ongoing basis, including those estimates related to deferred revenue and expense, breakage revenue, asset impairments, stock-based compensation and valuation allowances for deferred tax assets. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following items in our consolidated financial statements require significant estimates and judgments:

Oil and Gas Properties - The Company applies the successful efforts method of accounting for oil and gas properties. Exploration costs such as exploratory geological and geophysical costs, delay rentals, and exploration overhead are charged against earnings as incurred. If an exploratory well provides evidence to justify potential completion as a producing well, drilling costs associated with the well are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. This determination may take longer than one year in certain areas depending on, among other things, the amount of hydrocarbons discovered, the outcome of planned geological and engineering studies, the need for additional appraisal drilling activities to determine whether the discovery is sufficient to support an economic development plan. At the end of each quarter, management reviews the status of all suspended exploratory drilling costs in light of ongoing exploration activities. If management determines that future appraisal drilling or development activities are unlikely to occur, associated suspended exploratory drilling costs are expensed.

Acquisition costs of unproved properties are periodically assessed for impairment and are transferred to proved oil and gas properties to the extent the costs are associated with successful exploration activities. Significant undeveloped leases are assessed individually for impairment, based on the Company’s current exploration plans, and a valuation allowance is provided if impairment is indicated. Unproved oil and gas properties with individually insignificant lease acquisition costs are amortized on a group basis (thereby establishing a valuation allowance) over the average terms of the leases, at rates that provide for full amortization of unsuccessful leases upon lease expiration or abandonment. Costs of expired or abandoned leases are charged against the valuation allowance, while costs of productive leases are transferred to proved oil and gas properties. Costs of maintaining and retaining unproved properties, as well as amortization of individually insignificant leases and impairment of unsuccessful leases, are included in exploration expense.

Capitalized Interest - For significant projects, interest is capitalized as part of the historical cost of developing and constructing assets. Significant oil and gas investments in unproved properties, significant exploration and development projects for which DD&A is not currently recognized, and exploration or development activities that are in progress qualify for interest capitalization. Interest is capitalized until the asset is ready for service. Capitalized interest is determined by multiplying the Company’s weighted-average borrowing cost on debt by the average amount of qualifying costs incurred. Once an asset subject to interest capitalization is completed and placed in service, the associated capitalized interest is expensed through depreciation or impairment.

Asset Retirement Obligations -Asset retirement obligations (AROs) associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The cost of the tangible asset, including the asset retirement cost, is depreciated over the useful life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the asset retirement obligation and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates, revisions to estimated inflation rates, and changes in the estimated timing of abandonment.

Impairments - Properties and equipment, net of salvage value, are reviewed for impairment at the lowest level for which identifiable cash flows are independent of cash flows from other assets, and when facts and circumstances indicate that net book values may not be recoverable. In performing this review, an undiscounted cash flow test is performed on the impairment unit. If the sum of the undiscounted future net cash flows is less than the net book value of the property, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Depreciation, Depletion, and Amortization - Costs of drilling and equipping successful wells, costs to construct or acquire facilities, associated asset retirement costs, and capital lease assets are depreciated using the unit-of-production (UOP) method based on total estimated proved developed oil and gas reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved properties and associated asset retirement costs, are depleted using the UOP method based on total estimated proved developed and undeveloped reserves. Mineral properties are also depleted using the UOP method. All other properties are stated at historical acquisition cost, net of impairments, and are depreciated using the straight-line method over the useful lives of the assets, which range from 3 to 15 years for furniture and equipment, up to 40 years for buildings, and gathering facilities.

Results of Operations

The following table summarizes and compares operating results for 2011 and 2010:

	2011	2010
Revenues	$-	$-
Operating Expenses	27,000	-
Net loss	$(27,000)	$-

Net loss per share of common stock:
Basic and diluted	$(0.88)	$(0.00)
Weighted average number of shares outstanding
Basic and diluted	30,758	30,000

For the Years Ended December 31, 2011 and 2010:

Revenues

The Company was formed December 29, 2010 for the purpose of acquiring and developing oil & gas properties.  In June 2011, JH acquisitions, Inc. completed a $120,000 acquisition of partially developed leasehold in Southeast Kansas.  The property has one well that has been drilled to the coal bed methane formations (“CBM”) but not yet put into production.  An Engineering report dated July 2011 estimated proved developed producing reserves of $79,933 and proved undeveloped reserves of $48,098.  The undeveloped property has not yet produced revenues.  We intend to complete the wells in 2012 and put them into production. The property has a current engineering report that indicates proved undeveloped gas reserves of 192 million cubic feet of gas.

Operating expenses

During 2011 and 2010, the Company incurred $27,000 and $-0-, respectively of general and administrative expenses consisting primarily of a $20,000 asset impairment expense due to the effects of falling natural gas prices on the value of its gas property and accrued professional fees.

Income Taxes

For the years ended December 31, 2011 and 2010, we recorded the following tax provisions (benefits).

	2011	2010

Provision (benefit) for taxes	$ -	$ -
Loss before provision for income taxes	$ (27,000)	$ -
Effective tax rates	0.00%	0.00%

Net Loss

As a result of the factors described above, for the year ended December 31, 2011, we generated a net loss of $32,820 million, or a net loss of $0.00 per basic and diluted share. For the year ended December 31, 2010, we generated a net loss of $17,025 million, or a net loss of $0.00 per basic and diluted share.

Liquidity and Capital Resources

As of December 31, 2011 and 2010 the Company had total cash and cash equivalents of $0 and no cash has been earned by, or invested into the Company or since inception.

Operating Activities

Net cash used in operating activities totaled $-0- during the year ended December 31, 2011. Year-to-date net loss of $27,000 included a noncash impairment of oil and gas properties charges of $20,000. Net cash used in operating activities totaled $-0- during the period from December 29, 2010 to December 31, 2011. Since inception, the Company has had minimal working capital needs.

Investing Activities

The Company used no cash for investing activities and none was provided by investing activities for the year ended December 31, 2011 or the period from December 29, 2010 to December 31, 2011.

Financing Activities

The Company was provided no cash from financing activities and none was used by financing activities for the year ended December 31, 2011 or the period from December 29, 2010 to December 31, 2011.

Liquidity

The Company has applied for but does not currently maintain a line of credit or term loan with any commercial bank or other financial institution.  The Company needs approximately $75,000 to complete the development of the Studebaker lease and an additional $25,000 for working capital.  JH has targeted two additional properties that it  wishes to purchase and develop that will require approximately $4 million to acquire and another $2.5 million for near-term development and improvements The Company will also seek additional equity and /or debt financing for these two acquisitions and, as it identifies additional acquisition and development opportunities. We can provide no assurance that we will not require additional financing.  Likewise, we can provide no assurance that if we need additional financing that it will be available in an amount or on terms acceptable to us, if at all.  If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

MANAGEMENT TEAM OF ACQUISITION CANDIDATES

Current Management

Executive Officers

Set forth below are the names and ages of our executive officers.

Name	Age	Position
Michael O’Derrick	71	Chairman of the Board
Mark Mroczkowski	58	President and Chief Executive Officer and Director
Tim Elias	49	Chief Operating Officer
Ron Davis	69	Director

Board of Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one.  Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified. Our Board is currently comprised of the following three directors.

Name	Age	Position
Michael O’Derrick	71	Chairman of the Board
Mark Mroczkowski	58	President and Chief Executive Officer and Director
Ronald A. Davis	69	Director

Our management team consists of the following persons who are experienced in oil & gas and business management:

Michael O’Derrick is a partner in Financial Heritage Holdings, LLC,since 2007, the firm provides financial advisory services to companies specializing in the biotechnology, energy and telecommunication sectors.  The firm engages in structuring and providing both debt and equity to private and public companies. Michael currently has served as a Director and major shareholder of Demegen Pharmaceutical since 1998. The company has developed synthetic peptides providing research in prostate cancer with leading research groups such as the Pittsburg Medical University, Duke University, West Coast Cancer Society and Dow Pharmaceuticals. In addition, Michael has served as an advisor to BioChemics, Inc, beginning in 2006, the company has developed a trans-dermal delivery system for application in the fields of diabetic neuropathy and ibuprofen. The company currently has a market value in excess of $1.2 Billion. Michael has served as Vice President of Peak Capital Corp. beginning in 2001 to 2007, where his responsibilities included approval of client underwritings and negotiating with new firm clients. Prior to joining Peak Capital, Michael served as a Partner with Ellaway Asset Management/ Sainsbury Asset Management, an international hedge fund that specialized in alternative asset class investing, from 1993 to 2001.  Michael founded Source Capital Partners Fund, LLC. in 1993 It’s strategy was to invest in Fidelity’s forty-one ETF’s thereby providing a long and short position for the fund. Michael also founded, and served as marketing director for, Basic Energy Management where he was responsible for the marketing and sale of oil and gas prospects for the company’s producing properties in Colorado, Oklahoma, Texas and Louisiana. Mr. O’Derrick has over 35 years of executive level leadership experience including his term as President and CEO of a $250 million organization. He is accomplished in defining vision, setting strategic direction and assembling teams that build shareholder value. In addition, his experience covers many facets of finance including money management, hedge fund management, investment banking, equipment leasing and oil & gas finance.

Mr. O’Derrick was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences, financed and investment banking experience along with his oil and gas experience.

Mark Mroczkowski has been appointed President and CEO and to our board of directors.  Mr. Mroczkowski has served as CFO for MediaNet Group Technologies, Inc. since September 2010 and as an independent financial consultant and advisor to businesses since May 2008.  From July 2000 until April 2008, Mr. Mroczkowski served as the CFO and COO for publicly held Sequiam Corporation, a biometric original equipment manufacturing (OEM) and original design manufacturer (ODM) software and hardware company, with engineering, manufacturing and sales facilities in Taiwan, China and South Africa. He was also a member of Sequiam’s Board of Directors. Sequiam filed for Chapter 11 Bankruptcy in 2008. Mr. Mroczkowski has also served as CFO for GeoStar Corporation, from July 1996 to December 1999, a private company with oil and gas exploration operations and five oil field service companies located throughout Michigan, Ohio, Kentucky, Illinois Texas, Wyoming, and Queensland and New South Wales. During his career, Mr. Mroczkowski has founded a firm of Certified Public Accountants and co-founded Petro 7, Inc., an independent oil & gas exploration company, an import export company, and a technology company.  Mr. Mroczkowski began his career with a Big 4 accounting firm; he holds a Bachelor of Science from the Florida State University and is a Florida CPA.

Mr. Mroczkowski was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences, his accounting and finance experience and his oil & gas industry experience.

Tim Elias has been appointed as our COO.  Mr. Elias is president of Enterprise Energy Exploration, Inc. and TD Energy Inc. and the managing member of Shale Gas Partners LLC and Cherokee Basin Exploration Company LLC. A native of Tulsa, Oklahoma Mr. Elias started working for his family in the oil and gas industry from 1979 until 1989 pumping wells, changing gas charts, scheduling and supervising contractors, overseeing leasing program, negotiating surface damages, drill site preparation, running long string, well head hook up; stimulation design and overseeing surface facility build out. In 1989 Mr. Elias formed Enterprise Exploration Inc. and initiated the discovery of certain Prue, Gilcrease, Red Fork and Penn unconformity sands in Okfuskee and Creek counties and several unconventional fields in McIntosh and Pawnee counties. All were fields that proved to be highly successful. Mr. Elias has drilled and completed over 80 oil and gas wells and has made numerous oilfield acquisitions and discoveries and he presently operates leaseholds in Okfuskee and Pawnee counties. Mr. Elias is a hands-on manager who oversees the technical aspects of drilling and completion operations.

Ronald A. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales. In February 2008, Mr. Davis founded Genesis Corporate Development, LLC and was the managing director where he provided business consulting services to start-up companies. Mr. Davis advised on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assisted with writing and developing business and finance strategies. Prior to Genesis Corporate Development Mr. Davis operated his consulting services through Heartland Managed Risk, LLC and Walker, Bannister & Dunn, LLC. Through this business Mr. Davis provided specialized consulting services to businesses seeking private and public equity financing. Though most of Mr. Davis' experience on Wall Street was in the area of syndication and institutional sales, since leaving those positions, he has 25 years’ experience in various aspects of merger and acquisition. Mr. Davis is a member of the National Investment Bankers Association and Financial Services Exchange. He is also connected to the Chinese Market and investment bankers and attorneys located in Viet Nam, Brazil and Malaysia.

Mr. Davis was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences and his finance and investment banking experience.

None of the officers and directors listed above have been involved any of the legal proceedings set forth in Item 401(f) of Regulation S-K in the past ten years except that Mr. Mroczkowski’s was CFO at Sequiam Corporation when it filed for bankruptcy in March 2008.

Tim Elias has over 30 years of oilfield operational experience.  Mark Mroczkowski and Mike O’Derrick each have approximately 15 years of oil & gas management experience.  Management also has long-standing relationships with geologists, geophysicists, petroleum engineers, operators, land men and other oilfield service companies from whom extensive technical expertise is available.

EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATES

Executive Compensation of Current Officers and Directors

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Mark Mroczkowski	2011	-	-	-	-	-	-	-
President, CEO, Dir.	2010	-	-	-	-	-	-	-

Tim Elias, COO	2011	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-

Michael O’Derrick	2011	-	-	-	-	-	-	-
Chairman	2010	-	-	-	-	-	-	-

Ronald A. Davis	2011	-	-	-	-	-	-	-
Dir.	2010	-	-	-	-	-	-	-

FINANCIAL INFORMATION FOR THE ACQUISITION CANDIDATES

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (JH) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH.  The Exchange Agreement contains customary representations, warranties, and conditions.

JH ACQUISITIONS EIGHT, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from December 29, 2010 to December 31, 2011

Index to Financial Statements

Report of independent registered public accounting firm	F-15

Balance sheets as of December 31, 2011 and 2010	F-16

Statements of operations for the year ended December 31, 2011, the period ended December 31, 2010, and the period from inception on December 29, 2010 to December 31, 2011	F-17

Statement of changes in stockholders' equity (deficit) for the period from inception on December 29 to December 31, 2011	F-18

Statements of cash flows for the year ended December 31, 2011, the period ended December 31, 2010, and the period from inception on December 29 to December 31, 2011	F-19

Notes to the financial statements	F-20

 Report of Independent Registered Public Accounting Firm

To the Board of Directors of

JH Acquisitions Eight, Inc.

We have audited the accompanying balance sheets of JH Acquisitions Eight, Inc. (hereinafter the “Company”), as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2011, the period from inception on December 29, 2010 to December 31, 2010, and the period from inception on December 29, 2010 to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2011 and 2010, and the results of its operations and cash flows for the years then ended are in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 and 2010, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 from the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 2 from the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company

February 29, 2012

Alameda, California

JH ACQUISITIONS EIGHT, INC.
(A Development Stage Company)
BALANCE SHEETS
	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$-	$-
Subscription receivable	-
Investment in subsidiary	-
Total current assets	-	-

Oil and gas properties, net	100,000	-

Total assets (all current)	$100,000	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$2,000	$-
Accrued expenses and other liabilities	5,000	-
Total current liabilities	7,000	-

Stockholders' (deficit) equity
Common stock, $.00001 par value; 10,000,000 shares authorized, 31,500 shares issued and outstanding as of December 31, 2011 and December 31, 2010	-	-
Additional paid-in capital	120,000	-
Accumulated deficit	(27,000)	-
Total stockholders' equity	93,000	-

Total liabilities and stockholders' equity	$100,000	$-

See accompanying notes to financial statements

JH ACQUISITIONS EIGHT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2011	Period Ended December 31, 2010	From Inception on June 3, 2010 Through December 31, 2011

Revenues	$-	$-	$-

Operating Expenses
General and administrative	27,000	-	27,000
Total operating expenses	27,000	-	27,000

Net loss	$(27,000)	$-	$(27,000)

Net loss per share of common stock:
Basic and diluted	$(0.88)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	30,758	30,000

See accompanying notes to financial statements

JH ACQUISITIONS EIGHT, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Cumulative from June 3, 2010 (Inception) to December 31, 2011

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, June 3, 2010 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	30,000	-	-	-	-
Net loss, period ended December 31, 2010	-	-	-	-	-
Balance, December 31, 2010	30,000	-	-	-	-

Acquisition of Studebaker lease	1,500	-	120,000	-	120,000

Net loss, year ended December 31, 2011	-	-	-	(27,000)	(27,000)
Balance, December 31, 2011	31,500	$-	$120,000	$(27,000)	$93,000

See accompanying notes to financial statements.

JH ACQUISITIONS EIGHT, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2011	Period Ended December 31, 2010	From Inception on June 3, 2010 Through December 31, 2011
Cash flows from operating activities
Net Income	$(27,000)	$-	$(27,000)
Impairment of oil and gas properties	20,000		20,000
Changes in operating assets and liabilities:			-
Accounts payable	2,000	-	2,000
Accrued expenses and other liabilities	5,000		5,000
Net cash used by operating activities	-	-	-

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	-
Net cash provided by financing activities	-	-	-

Net change in cash and cash equivalent	-	-	-

Cash and cash equivalent at the beginning of year	-	-	-

Cash and cash equivalent at the end of year	$-	$-	$-

Supplemental disclosures of cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-
Non-cash transactions
Acquisition of Studebaker lease for common stock	$120,000	$-	$120,000

See accompanying notes to financial statements

JH ACQUISITIONS EIGHT, INC.

(A Development Stage Company)

Notes to the Financial Statements

For the Period from Inception on June 3, 2010 to December 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of JH Acquisitions Eight, Inc. (A Development Stage Company, hereinafter the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Nevada on December 29, 2010. The Company is a development stage company with the principal business objective of acquiring and developing oil and gas properties. The Company has been in the developmental stage since inception and has no operating history other than organizational matters except as described below:

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Recent Authoritative Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) amended guidance related to the testing of goodwill for impairment. The revised standard is intended to reduce the cost and complexity of the annual goodwill impairment test by providing entities an option to perform a qualitative assessment to determine whether further impairment testing is necessary. The adoption of this guidance will not impact the Company’s financial position, results of operations, or cash flows.

In June 2011, the FASB amended requirements for the presentation of other comprehensive income (“OCI”), requiring presentation of comprehensive income in a single, continuous statement of comprehensive income or on separate but consecutive statements, the statement of operations and the statement of OCI. The amendment is effective for the Company at the beginning of fiscal year 2013, with early adoption permitted. The adoption of this guidance will not impact the Company’s financial position, results of operations, or cash flows and will only impact the presentation of OCI on the financial statements. On December 23, 2011, the FASB completed this project with the issuance of Accounting Standards Update, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This project was the first of two phases regarding presentation requirements for items reclassified out of accumulated other comprehensive income. The FASB will reconsider those presentation requirements currently deferred by Update No. 2011-12 in phase two of this project, “Presentation of Reclassifications from Accumulated Other Comprehensive Income.”

In May 2011, the FASB amended the guidance regarding fair value measurement and disclosure. The amended guidance clarifies the application of existing fair value measurement and disclosure requirements. The amendment is effective for the Company at the beginning of fiscal 2012, with early adoption prohibited. The adoption of this amendment is not expected to materially affect the Company’s financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (Topic 805)—Business Combinations (ASU 2010-29), to improve consistency in how the pro forma disclosures are calculated. Additionally, ASU 2010-29 enhances the disclosure requirements and requires description of the nature and amount of any material, nonrecurring pro forma adjustments directly attributable to a business combination. ASU 2010-29 is effective for us in fiscal 2013 and should be applied prospectively to business combinations for which the acquisition date is after the effective date. Early adoption is permitted. We will adopt ASU 2010-29 in fiscal 2013.

Management’s Use of Estimates and Assumptions

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities, deferred income, accruals for incentive awards and unearned auction Credits at the date of the financial statements, and the reported amounts of revenue and expense during the reporting periods. Examples, though not exclusive, include estimates and assumptions of: loss contingencies; depreciation or amortization of the economic useful life of an asset; stock-based compensation forfeiture rates; estimating the fair value and impairment of assets; potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; and determining when investment impairments are other-than temporary. The Company bases its estimates on historical experience and on various assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions and conditions. Management regularly reviews estimates. Revisions to the estimates are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property and Equipment

Property and equipment are recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred. Depreciation and amortization is determined based upon the assets’ estimated three to seven year useful lives, and is calculated on a straight-line basis beginning when the asset is placed into service. When the Company sells, disposes or retires equipment, the related gains or losses are included in operating results.

Oil and Gas Properties

The Company applies the successful efforts method of accounting for oil and gas properties. Exploration costs such as exploratory geological and geophysical costs, delay rentals, and exploration overhead are charged against earnings as incurred. If an exploratory well provides evidence to justify potential completion as a producing well, drilling costs associated with the well are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. This determination may take longer than one year in certain areas depending on, among other things, the amount of hydrocarbons discovered, the outcome of planned geological and engineering studies, the need for additional appraisal drilling activities to determine whether the discovery is sufficient to support an economic development plan. At the end of each quarter, management reviews the status of all suspended exploratory drilling costs in light of ongoing exploration activities. If management determines that future appraisal drilling or development activities are unlikely to occur, associated suspended exploratory drilling costs are expensed.

Acquisition costs of unproved properties are periodically assessed for impairment and are transferred to proved oil and gas properties to the extent the costs are associated with successful exploration activities. Significant undeveloped leases are assessed individually for impairment, based on the Company’s current exploration plans, and a valuation allowance is provided if impairment is indicated. Unproved oil and gas properties with individually insignificant lease acquisition costs are amortized on a group basis (thereby establishing a valuation allowance) over the average terms of the leases, at rates that provide for full amortization of unsuccessful leases upon lease expiration or abandonment. Costs of expired or abandoned leases are charged against the valuation allowance, while costs of productive leases are transferred to proved oil and gas properties. Costs of maintaining and retaining unproved properties, as well as amortization of individually insignificant leases and impairment of unsuccessful leases, are included in exploration expense.

Capitalized Interest - For significant projects, interest is capitalized as part of the historical cost of developing and constructing assets. Significant oil and gas investments in unproved properties, significant exploration and development projects for which DD&A is not currently recognized, and exploration or development activities that are in progress qualify for interest capitalization. Interest is capitalized until the asset is ready for service. Capitalized interest is determined by multiplying the Company’s weighted-average borrowing cost on debt by the average amount of qualifying costs incurred. Once an asset subject to interest capitalization is completed and placed in service, the associated capitalized interest is expensed through depreciation or impairment.

Asset Retirement Obligations -Asset retirement obligations (AROs) associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The cost of the tangible asset, including the asset retirement cost, is depreciated over the useful life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the asset retirement obligation and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates, revisions to estimated inflation rates, and changes in the estimated timing of abandonment.

Impairments - Properties and equipment, net of salvage value, are reviewed for impairment at the lowest level for which identifiable cash flows are independent of cash flows from other assets, and when facts and circumstances indicate that net book values may not be recoverable. In performing this review, an undiscounted cash flow test is performed on the impairment unit. If the sum of the undiscounted future net cash flows is less than the net book value of the property, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Depreciation, Depletion, and Amortization - Costs of drilling and equipping successful wells, costs to construct or acquire facilities, associated asset retirement costs, and capital lease assets are depreciated using the unit-of-production (UOP) method based on total estimated proved developed oil and gas reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved properties and associated asset retirement costs, are depleted using the UOP method based on total estimated proved developed and undeveloped reserves. Mineral properties are also depleted using the UOP method. All other properties are stated at historical acquisition cost, net of impairments, and are depreciated using the straight-line method over the useful lives of the assets, which range from 3 to 15 years for furniture and equipment, up to 40 years for buildings, and gathering facilities.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10-35, Property, Plant and Equipment – Subsequent Measurement, the Company reviews the carrying value of its long-lived assets, which includes property and equipment, and the real estate contract annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.

Revenue Recognition

The Company records revenues from the sale of natural gas and oil when delivery to the customer has occurred and title has transferred. This recording of revenues occurs when natural gas or oil has been delivered to a pipeline or a tank lifting has occurred. Revenues from natural gas and oil production are recorded using the sales method. Under this method, revenues are recorded based on the Company’s net revenue interest, as delivered. The Company had no material gas imbalances at December 31, 2011 and 2010.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Research and Development

All research and development costs are expensed as incurred, if any.

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. The Company has established a valuation reserve to offset its net deferred tax asset since, on a more likely than not basis, such benefits are not considered recoverable at this time.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments , requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to equipment acquired through the issuance of preferred stock. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt, if any. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipment were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company does not have financial assets in equipment carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis on December 31, 2011 and 2010.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2011, the Company does not have any assets in cash and equipment. As of December 31, 2010, the Company has assets in cash and the management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share , requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same at December 31, 2011 and 2010 because the Company has issued no potentially dilutive instruments and because a net loss is considered anti-dilutive.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “ Equity ” and FASB ASC Topic 718, “ Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of December 31, 2011, no such compensations were being recorded.

Joint Venture Operation

The majority of the Company’s natural gas and oil exploration activities are conducted jointly with others. These financial statements reflect only the Company’s proportionate interest in such activities.

Industry Segment and Geographic Information

The Company operates in one industry segment, which is the exploration, development and production of natural gas and oil. Historically, the Company’s operational activities have been conducted in the United States.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material adverse effect upon it and its shareholders.

In the past, the Company funded Acquisitions of oil and gas properties by the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE 3 – OIL AND GAS PROPERTIES

The amount capitalized as natural gas and oil properties was incurred for the purchase and development of the property in the U.S., specifically in Kansas.

The following table summarizes the components of unproved properties excluded from amortization for the periods indicated:

	2011	2010
Unproved properties, excluded from amortization:
Drilling in progress costs	$-	$-
Acreage acquisition costs	-	-
Capitalized interest	-	-
Total unproved properties excluded from amortization	$-	$-

CBM Leasehold Acquisition

In June 2011, JH acquisitions, Inc. completed a $120,000 acquisition of partially developed leasehold in Southeast Kansas. The property has one well that has been drilled to the coal bed methane formations (“CBM”) but not yet put into production. An Engineering report dated May 2011 estimated proved developed producing reserves of $79,933 and proved undeveloped reserves of $48,098.

The amount capitalized as natural gas and oil properties was incurred for the purchase and development of the property in Kansas in 2011. The following schedule represents natural gas and oil property costs:

From inception to December 31, 2011:
Natural gas and oil properties, full cost method of accounting:
Unproved properties	$-
Proved properties	120,000
Total natural gas and oil properties	120,000
Impairment of proved natural gas and oil properties	(20,000)
Accumulated depreciation, depletion and amortization	-
Total property and equipment, net	$100,000

As of December 31, 2011, unproved properties not being amortized consisted of acreage acquisition costs of $45,081and unamortized proved properties not yet in production of $74,919. For the year ended December 31, 2011, the Company recorded an impairment of the proved properties of $20,000 based upon management’s assessment of the 18% decrease in natural gas prices used in the engineering report compared to market prices of December 31, 2011. At December 31, 2010, the Company had no oil and gas properties.

NOTE 4 – INCOME TAXES

The provision (benefit) for income taxes from continuing operations consisted of the following:

	2011	2010
Current tax benefit:
Federal	$-	$-
State	-	-
	-	-
Deferred tax benefit:
Federal	-	-
	$-	$-

 The tax effect of significant items comprising our net deferred tax assets as of December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Federal and state net operating loss carry forwards	27,000	-
Other	-	-
Gross deferred tax assets	27,000	-
Less: valuation allowance	(27,000)	-
Net deferred tax assets	-	-
Deferred tax liabilities	-	-
Net deferred taxes	$-	$-

At December 31, 2011, the Company had $27,000 of net operating loss carry forwards for US federal income tax purposes that expire beginning in 2026.

In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the period in which these temporary differences become deductible. Management considers the projected future taxable income and prudent and feasible tax planning strategies in making this assessment. As of December 31, 2011 and 2010, valuation allowances of $27,000 and $0 have been recorded, respectively.

A reconciliation of US statutory federal income tax rate related to pretax income (loss) from continuing operations to the effective tax rate for the years ended December 31 is as follows:

	2011	2010
Statutory rate	35%	35%
Permanent difference	-%	-%
State income taxes, net of federal benefit	-%	-%
Valuation allowance	(35)%	(35)%

Under ASC 740, an entity may only recognize or continue to recognize tax positions that meet a more likely than not threshold. In the ordinary course of business there is inherent uncertainty in quantifying our income tax positions. The Company assesses its income tax positions and records tax benefits for all years subject to examination based on management's evaluation of the facts, circumstances and information available at the reporting date. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company has recognized the largest amount of tax benefit with a greater than 50 percent likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the Company's financial statements. Management believes that the Company has not taken any material tax positions that would be deemed to be uncertain, therefore the Company has not established a liability for uncertain tax positions for the years ended December 30, 2011 and 2010.

NOTE 5 – STOCK AND EQUITY

JH Acquisitions Eight, Inc. was formed on December 29, 2010 with Common stock, $.00001 par value and 10,000,000 shares authorized, 30,000 shares were issued to the founders at par value and remained issued and outstanding as of December 31, 2010.

On or about January 10, 2011, the Company’s acquired the Studebaker lease by issuing 1,500 common shares in exchange for the oil & gas lease. At December 31, 2011 a total of 31,500 shares remained issued and outstanding.

The Company sold 2 million common shares at $0.06 per share for total proceeds of $120,000 pursuant to a public offering which registration statement was effective on October 21, 2010.

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (JH) to exchange 8,000,000 shares of Source Rock in exchange for thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH

NOTE 6 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net losses per share of common stock for the year ended December 31, 2011 and for the period ended December 31, 2010 is computed by dividing net losses by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 30,758 and 30,000 as of December 31, 2011 and 2010, respectively. Net losses applicable to common shareholders are $27,000 and $-0- respectively. The resulting basic and fully diluted net loss per share is approximately $0.88 and $0.00 for December 31, 2011 and 2010, respectively.

NOTE 7 – COMMITMENT AND CONTINGENCIES

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings from December 29, 2010 (inception) to December 31, 2011.

NOTE 8 – BUSINESS COMBINATION

JH Acquisitions Eight, Inc. Acquisition

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (“JH”) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of JH representing 100% of the issued and outstanding shares of JH. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH. The Exchange Agreement contains customary representations, warranties, and conditions.

JH Acquisitions, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States (“U.S.”). JH Acquisitions, Inc.’s principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties with an emphasis on unconventional natural gas reserves, such as coal bed methane (“CBM”) resource plays. JH Acquisitions, Inc. is currently pursuing natural gas exploration in CBM in Southeast Kansas.

JH Acquisitions, Inc. was incorporated in Oklahoma on December 29, 2010 and acquired its only property on June 30, 2011.

JH was acquired for it oil and gas properties valued at $120,000 and its results of operation are included for the period from December 29, 2010 (date of inception) through December 31, 2011. Included in operations is an impairment charge of $20,000 against the acquired assets resulting from a decrease in natural gas prices and the effect on the present value of estimated future cash flows from the asset.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from December 29, 2010 to December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class

Common	Eric Anderson-- 580 Solstice Ave., Las Vegas, NV 89123	8,000,000	80%

	All Directors and Officers as a group (0 person)	0	0%

Footnotes

(1) (2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about June 3, 2010, Eric Anderson, our officer and director, paid for expenses involved with the incorporation of Source Rock, Inc. with personal funds in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Eric Anderson was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Eric Anderson, formerly the company’s sole shareholder, officer and director is the only promoter of the company.

LEGAL PROCEEDINGS

The Company is not currently a party to any legal proceedings.

PROPERTY

The Company does not own any property.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Source Rock in connection with the sale of the common stock being registered. Source Rock has agreed to pay all costs and expenses in connection with this offering of common stock.  Eric Anderson is the source of the funds for the costs of the offering.  Mr. Anderson fully paid for the expenses of the offering as set forth below. Source Rock is not required to reimburse Mr. Anderson for the itemized expenses which he incurred in connection with the stock offering and any such expenses are reflected in the financial statements.

Legal and Professional Fees	$14,000
Accounting Fees	2,500
Escrow Fees	1,500
Registration Fee	71.30

Total	$18,071.30

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Source Rock, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Source Rock, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On June 3, 2010, Eric Anderson, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Eric Anderson was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Source Rock, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. LyonHeart believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Eric Anderson was an executive officer of LyonHeart and thus had fair access to all material information about LyonHeart before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Eric Anderson were at a par price per share of $0.00225. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, LyonHeart was recently formed or in the process of being formed and possessed no assets.

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.

The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation
b) Bylaws adopted on June 4, 2010

5	Opinion on Legality

a) Opinion of Harold Gewerter, Esq.

10	a) Subscription Agreement

23.1	Consent of Independent Auditor

99	Additional Exhibits

a) Escrow Agreement*
b) Sales Agent Agreement** c) Share Exchange Agreement d) Leasehold Agreement

*Previously filed with S-1 filed 9/22/2010.

** Previously Filed with S-1 filed 10/13/2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on April 2, 2012.

Source Rock, Inc.
(Registrant)

By: /s/ Mark Mroczkowski
Mark Mroczkowski, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Mroczkowski	President, Director	April 2, 2012
Mark Mroczkowski	Chief Executive Officer

/s/ Mark Mroczkowski	Treasurer, Chief Accounting Officer,	April 2, 2012
Mark Mroczkowski	CFO, Principal Financial Officer

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